UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 13, 2016

WEX INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32426	01-0526993
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

97 Darling Avenue, South Portland, ME	04106
Address of principal executive offices	Zip Code

Registrant's telephone number, including area code	(207) 773-8171

Not Applicable
(Former name or former address if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
At the annual meeting of shareholders of WEX Inc. (the "Company") held on May 13, 2016, the Company’s shareholders voted on the following proposals:

1. The following nominees were elected to the Company’s Board of Directors as Class II directors for terms expiring at the 2019 annual meeting of shareholders.

Shikhar Ghosh
For: 35,384,916
Against: 370,517
Abstain: 59,400
Broker Non-Votes: 712,964

Kirk P. Pond
For: 35,383,137
Against: 370,479
Abstain: 59,217
Broker Non-Votes: 714,964

Melissa D. Smith
For: 35,537,985
Against: 227,154
Abstain: 49,694
Broker Non-Votes: 712,964

Following the 2016 annual meeting, Michael D. Dubyak, Eric Duprat, Ronald T. Maheu and Rowland T. Moriarty, having terms expiring in 2017, and George L. McTavish, Regina O. Sommer and Jack VanWoerkom, having terms expiring in 2018, continued in office.

2. A non-binding, advisory proposal on the compensation of the Company’s named executive officers was approved.

For: 35,299,304
Against: 335,530
Abstain: 179,999
Broker Non-Votes: 712,964

3. The appointment of Deloitte & Touche, LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2016 was ratified.

For: 36,149,901
Against: 332,284
Abstain: 45,612

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEX INC.

Date:	May 13, 2016	By:	/s/ Roberto Simon
Roberto Simon
Chief Financial Officer
(Principal accounting and financial officer)